Exhibit 99.2

Information with respect to Directors and Executive Officers of the Reporting Persons

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE PARTICIPATIONS S.A.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance Participations S.A. are set forth below. The business address of each director and executive officer is Bpifrance Participations S.A., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

BOARD OF DIRECTORS

Name	Present Principal Occupation or Employment
NICOLAS DUFOURCQ	Director, Chairman, Chief Executive Officer of Bpifrance Participations, and Chief Executive Officer of Bpifrance
MARION CABROL	Director, Investment manager at the Department of strategic holdings at Caisse des Dépôts
REMI FOURNIAL	Director, Head of strategy and development at Compagnie des Alpes
FREDERIC SAINT-GEOURS	Director, vice chairman of the board of directors of SNCF SA
FRENCH STATE represented by GuilLemette Kreis	Director, Investment manager at the Agence des Participations de l’Etat (French State Shareholding Agency)
CAMILLE SUTTER	Director, head of the Corporate Financing and Development Office, Direction Générale du Trésor (French Treasury)
CHLOE MAYENOBE	Director, Chief Operating Officer at Thunes
CAROLINE PAROT	Director, CEO of Technicolor Creative Studios
JEROME GAZZANO	Director, deputy Director for Innovation in the General Directorate for Companies of the Ministry of Economy and Finance
PIERRE AUBOUIN	Director, Director of the division Sales and Strategic management of the Portfolio Banque des Territoires

EXECUTIVE OFFICERS

Name	Present Principal Occupation or Employment
NICOLAS DUFOURCQ	Chief Executive Officer
JOSÉ GONZALO	Executive Director
PIERRE BENEDETTI	Chief Financial Officer

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

CAISSE DES DÉPÔTS

The name, business address and present principal occupation or employment of each of the members of the Management Committee of Caisse des Dépôts are set forth below. The business address of each director and executive officer is Caisse des Dépôts, c/o 56, rue de Lille, 75007 Paris, France. Unless otherwise indicated, each such person is a citizen of France.

MANAGEMENT COMMITTEE

Name	Present Principal Occupation or Employment
OLIVIER SICHEL	Chief Executive Officer of Caisse des Dépôts
NICOLAS DUFOURCQ	Chief Executive Officer of Bpifrance
VIRGINIE CHAPRON-DU JEU	Head of Risk Management of Caisse des Dépôts Group
PIERRE CHEVALIER	Head of Legal Affairs, compliance and Ethics
NATHALIE TUBIANA	Head of finance and Sustainable Development Policy at Caisse des Dépôts
OLIVIER MAREUSE	Deputy Chief Executive Officer Head of Asset Management and Saving Funds
CATHERINE MAYENOBE	Deputy Chief Executive Officer, Director of Operations and Business Transformation Management
SOPHIE QUATREHOMME	Head of Communications, Corporate Sponsorship and Partnerships
MARIANNE KERMOAL-BERTHOME	Head of Social Policy
ANTOINE SAINTOYANT	Deputy Chief Executive Officer, Director of Banque des Territoires, Group vision leader
MARIE-LAURE GADRAT	Chief of staff to the Chairman and the Chief Executive Director
AURELIE ROBINEAU-ISRAĒL	Head of Human Resources
AUDREY GIRARD	Head of Strategic Investments

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

EPIC BPIFRANCE

The name, business address and present principal occupation or employment of each of the directors and executive officers of EPIC Bpifrance are set forth below. The business address of each director and executive officer is EPIC Bpifrance, 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

DIRECTORS

Name	Present Principal Occupation or Employment
CHRISTIAN BODIN	Director, interim Chairman, Chief Executive Officer of EPIC Bpifrance
ESTELLE DHONT-PELTRAULT	Director, assistant to the Head of the Innovation, Technology Transfer and Regional Action Department in the General Directorate for Research and Innovation
JEAN BENSAID	Director, head of the support mission for the financing of infrastructures at the Direction générale du Trésor (French Treasury)
SIMON PINEAU	Director, Head of the office for Energy, Investments, Industry and Innovation in the General Directorate for Budget of the Ministry of Economy and Finance
EMMANUELLE BENHAMOU	Director, Deputy at the audit and accounting department of the Agence des Participations de l'Etat (French State Shareholding Agency)
GERALDINE LEVEAU	Director, Deputy General Secretary for Public Investment
DAVID HELM	Director, Head of Innovation Financing and Intellectual Property in the General Directorate for Companies of the Ministry of Economy and Finance

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE S.A.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance S.A. are set forth below. The business address of each director and executive officer is Bpifrance S.A., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

DIRECTORS

Name	Present Principal Occupation or Employment
OLIVIER SICHEL	Director, Chairman of Bpifrance, Chief Executive Officer of Caisse des Dépôts
NICOLAS DUFOURCQ	Director, Chief Executive Officer of Bpifrance and Director, Chairman and Chief Executive Officer of Bpifrance Participations
ANTOINE SAINTOYANT	Director, Deputy general manager at Caisse des Dépôts and Head of Banque des Territoires
ALEXIS ZAJDENWEBER	Director, Chairman of the Agence des Participations de l'Etat (French State Shareholding Agency)
MARIE DELEAGE	Director representing the employees of Bpifrance
PHILIPPE BAYEUX	Director representing the employees of Bpifrance
PIERRE-ANDRE DE CHALENDAR	Director, honorary Chairman of Saint-Gobain
CLAIRE DUMAS	Director, formerly CFO at Société Générale
STEPHANIE SCHAER	Director, Interministerial director of digital affairs
MARION CABROL	Director, Investment manager in the Department of strategic holdings at Caisse des Dépôts
STEPHANIE PERNOD	Director, Vice-president of the Regional Council of Auvergne-Rhône-Alpes, in charge of the economy, relocation, regional preference and digital
NATHALIE TUBIANA	Director, Head of finance and sustainable policy of Caisse des Dépôts Group
CLAIRE CHEREMETINSKI	Director, Deputy Director General of the Treasury
BRICE HUET	Director, General commissioner for sustainable development

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE INVESTISSEMENT S.A.S.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance Investissement S.A.S. are set forth below. The business address of each director and executive officer is Bpifrance Investissement S.A.S., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

BOARD OF DIRECTORS

Name	Present Principal Occupation or Employment
NICOLAS DUFOURCQ	Director, Chairman, Chief Executive Officer of Bpifrance Participations, and Chief Executive Officer of Bpifrance
MARION CABROL	Director, Investment manager at the Department of strategic holdings at Caisse des Dépôts
REMI FOURNIAL	Director, Head of strategy and development at Compagnie des Alpes
FREDERIC SAINT-GEOURS	Director, vice chairman of the board of directors of SNCF SA
FRENCH STATE represented by GuilLemette Kreis	Director, Investment manager at the Agence des Participations de l’Etat (French State Shareholding Agency)
CAMILLE SUTTER	Director, head of the Corporate Financing and Development Office, Direction Générale du Trésor (French Treasury)
CHLOE MAYENOBE	Director, Chief Operating Officer at Thunes
CAROLINE PAROT	Director, CEO of Technicolor Creative Studios
JEROME GAZZANO	Director, deputy Director for Innovation in the General Directorate for Companies of the Ministry of Economy and Finance
PIERRE AUBOUIN	Director, Director of the division Sales and Strategic management of the Portfolio Banque des Territoires

EXECUTIVE OFFICERS

Name	Present Principal Occupation or Employment
NICOLAS DUFOURCQ	Chief Executive Officer
JOSÉ GONZALO	Executive Director
PIERRE BENEDETTI	Chief Financial Officer